Exhibit 10.54

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 2 TO

PRODUCT OFF-TAKE AGREEMENT

THIS AMENDMENT NO. 2 TO PRODUCT OFF-TAKE AGREEMENT (the “Amendment”) is made and entered into effective the 2nd day of February 2022 by and between Bakersfield Renewable Fuels, LLC (as successor-in-interest to GCE Holdings Acquisitions LLC) (“GCE”) and ExxonMobil Oil Corporation (“ExxonMobil”).  GCE and ExxonMobil may individually be referred to herein as “Party” or collectively as “Parties”.

WITNESSETH:

WHEREAS, GCE and ExxonMobil are parties to that certain Product Off-Take Agreement dated effective April 10, 2019 (as amended by that certain Amendment and Waiver Letter Agreement dated March 31, 2020, and collectively with all amendments, the “Agreement”) regarding ExxonMobil’s purchase and GCE’s sale of certain quantities of renewable diesel fuel;

WHEREAS, the Parties desire to further amend the Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby enter into this Amendment and agree as follows:

1.	The Parties agree to amend Article 1 to delete the definition of “Delivery Point” in its entirety and replace it with the following:

“ “Delivery Point” means: (a) for transport by truck, the point at which the Renewable Diesel in question passes into the flange connection on loading into the vehicle designated by EXXONMOBIL or its customer; (b) for transport by rail, the point at which the Renewable Diesel in question passes the rail tank wagon’s flange connection on loading into the rail tank wagon; (c) for transfers into the ExxonMobil Delivery Tank, at the inlet flange of the applicable tank; and (d) for transport by pipeline, the point mutually agreed by the Parties in accordance with Section 3.2.  For the avoidance of doubt, the Delivery Point shall always occur after the completion of any transloading activities.”

2.	The Parties agree to amend Article 1 to include the following new definitions:

“ “Annual Deficiency” shall have the meaning given to that term in Section 2.2(e).”

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“ “Bakersfield Terminaling Agreement” means the agreement for services related to storage and handling of Renewable Diesel and other products at the Project site to be entered into by and between the Parties.”

“ “Decision” shall have the meaning given to that term in Section 13.2”

“ “Expert” shall have the meaning given to that term in Section 13.2.”

“ “ExxonMobil Delivery Tank” means a storage tank at the Project into which Renewable Diesel is delivered to ExxonMobil pursuant to in-tank sales made under Section 3.2.”

“ “FCA” means Free Carrier, as defined in the 2010 Incoterms published by the International Chamber of Commerce.”

“ “Make-up RD” shall have the meaning given to that term in Section 2.2(e).”

“ “Minimum Supply Requirement” has the meaning given to that term in Section 4.7.”

“ “Monthly Delivery Schedule” has the meaning given to that term in Section 3.2.”

“ “Monthly Limit Notice” has the meaning given to that term in Section 3.1.”

“ “Monthly Operating Volume” has the meaning given to that term in Section 3.1.”

“ “Monthly Scheduled Volume” has the meaning given to that term in Section 3.1.”

“ “Proposal” shall have the meaning given to that term in Section 13.2.”

“ “Proprietary Camelina” means the proprietary camelina, regardless of form (whether seed, grain, or oil), developed, cultivated, produced, owned, and sold by or on behalf of SUSOILS within the geographical boundaries of the United States and Canada.”

[…***…]

3.	The Parties agree to delete Section 2.2(e) in its entirety and replace it with the following Section 2.2(e) and new Section 2.2(f):

“(e)          If at the end of any Year, GCE has failed to make the entire Committed Volume  available for delivery to EXXONMOBIL for any reason other than the fault of EXXONMOBIL, EXXONMOBIL shall have the right to receive delivery of the difference between the Committed Volume (as reduced by the volume of Renewable Diesel that EXXONMOBIL failed to purchase and accept delivery and such failure is not attributable to Force Majeure, the fault of GCE or its representatives, or any reason that excuses such failure pursuant to another provision of this Agreement) and the quantity of Renewable Diesel that EXXONMOBIL has taken delivery of during such Year (the “Annual Deficiency”), and such Annual Deficiency shall be in addition to the Committed Volume to which EXXONMOBIL is entitled in each subsequent Year until the entire Annual Deficiency is reduced to zero.  The volumes sold and delivered to EXXONMOBIL in order to cure the Annual Deficiency shall be referred to as “Make-up RD”.  Until such time as GCE has delivered enough Make-up RD to equal the Annual Deficiency, any volumes up to the Annual Deficiency eligible for purchase under the Term Purchase Agreement executed between the Parties or their Affiliates dated April 21, 2021 shall instead be nominated by the Parties in accordance with Article III (Programming of Deliveries) and, to the extent EXXONMOBIL nominates such Make-up RD as part of the Monthly Schedule Volume, such Make-up RD will be sold to EXXONMOBIL under the terms and conditions set forth in this Agreement (including this Section 2.2(e)).

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(f)          The remedies set forth in this Section 2.2 are the sole and exclusive remedies of the Parties for any failure on the part of GCE to supply, or on the part of EXXONMOBIL to purchase and offtake, Renewable Diesel in accordance with this Agreement.”

4.	The Parties agree to delete the contents of Article III (Programming of Deliveries) in its entirety and replace it with the following revised Article III:

“3.1	Quarterly Forecasts.

(i)

On a quarterly basis at least forty-five (45) days prior to the first day of each given calendar quarter during the Term, GCE shall provide written notice to EXXONMOBIL setting forth the volume of Renewable Diesel for each of the three months of delivery during such calendar quarter that GCE estimates that it will make available for sale and delivery to EXXONMOBIL hereunder (the volume for each month of delivery, the “Monthly Operating Volume”).  Within ten (10) Business Days of receipt of such notice, EXXONMOBIL shall provide written notice to GCE nominating the volume of Renewable Diesel for each of the three (3) months of delivery, in each case, not to exceed the Monthly Operating Volume, that EXXONMOBIL estimates that it will purchase and receive hereunder (the volume for the month of delivery set forth in such nomination, as may be revised in accordance with the last sentence of this clause (i), is referred to herein as the “Monthly Scheduled Volume”).  GCE may revise, upwardly or downwardly, the Monthly Operating Volume for any month of delivery by delivering written notice of such revision (a “Monthly Limit Notice”) no later than the twelfth (12th) day of the month preceding the month of delivery.  Unless otherwise agreed to in writing by the Parties, the aggregate volumes to be delivered under the Monthly Limit Notice for a calendar quarter shall not be below eighty percent (80%) or above one hundred and twenty percent (120%) of the portion of the Committed Volume for such calendar quarter except (A) in the case of Force Majeure or an unexpected Project outage or (B) where an Annual Deficiency exists and GCE is able to offer additional volumes to deliver to EXXONMOBIL.  EXXONMOBIL shall revise the Monthly Scheduled Volume by providing written notice of such revision within three (3) days of delivery of a Monthly Limit Notice; provided, that, in the event EXXONMOBIL fails to deliver a notice to revise the Monthly Operating Volume by such date, the Monthly Scheduled Volume shall remain unchanged from EXXONMOBIL’s initial notice; provided further, that the Monthly Scheduled Volume shall in no event exceed the quantity of Renewable Diesel available for sale set forth in a Monthly Limit Notice.

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(ii)

On or prior to the fifteenth (15th) day of each month during the Term, GCE shall provide to EXXONMOBIL a Ratable delivery schedule for the Monthly Scheduled Volume for the upcoming month (the “Monthly Delivery Schedule”), which sets out the amount of Renewable Diesel to be made available for delivery hereunder on each day of such month.  Unless otherwise agreed to in writing by the Parties, the aggregate volumes to be delivered under the Monthly Delivery Schedule for a calendar quarter shall not be below eighty percent (80%) or above one hundred and twenty percent (120%) of the portion of the Committed Volume for each such calendar quarter except (A) in the case of Force Majeure or an unexpected Project outage or (B) where an Annual Deficiency exists and GCE is able to offer additional volumes to deliver to EXXONMOBIL.  GCE agrees to use commercially reasonable efforts to modify any Monthly Delivery Schedule to the extent reasonably requested by EXXONMOBIL; provided, that GCE is able to deliver the total Monthly Scheduled Volumes during other parts of the calendar quarter in which such month falls (taking into consideration GCE's other commercial obligations and the anticipated operations of the Project).  Moreover, GCE shall have the right to modify, on a day-ahead basis, the Monthly Delivery Schedule as may be reasonably necessary to accommodate any operational issues relating to the Project.  Renewable Diesel shall be considered sold and transferred to EXXONMOBIL hereunder when delivery is made pursuant to Section 3.2 below and title transfers pursuant to Section 11.1.

(iii)

With respect to quantities of Renewable Diesel that EXXONMOBIL fails to purchase and accept delivery of, and such failure is not attributable to Force Majeure, the fault of GCE or its representatives, or any reason that excuses such failure pursuant to another provision of this Agreement, in accordance with the Monthly Delivery Schedule, (A) GCE may freely use, dispose of, or sell such quantities, (B) GCE shall have no obligation to provide storage services to EXXONMOBIL for such quantities except to the extent some or all of such quantities can reasonably be stored under the Bakersfield Terminaling Agreement, and (C) GCE shall have no obligation to increase quantities in subsequent Monthly Delivery Schedules unless otherwise provided for under this Agreement.  For the avoidance of doubt, GCE’s rights under this Section 3.1(iii) shall be without prejudice to GCE’s rights and remedies with respect to Offtake Shortfall Volumes set forth in Section 2.2(d).

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3.2

Deliveries.  At EXXONMOBIL’s sole option, GCE shall deliver Renewable Diesel to EXXONMOBIL at the Project in Bakersfield, California either (i) FCA into an ExxonMobil Delivery Tank consistent with the commercial terms of the Bakersfield Terminaling Agreement, (ii) FCA over the rack into rail tank wagons, or (iii) FCA over the rack into trucks, with title transferring in each case, in accordance with Section 11.1.  Renewable Diesel may also be delivered by pipeline on terms and conditions mutually agreed by the Parties (in each Party’s sole and absolute discretion), which terms and conditions shall identify the Delivery Point for pipeline deliveries.  The Parties shall cooperate to establish a lifting and delivery scheduling process. Costs and expenses associated with developing, constructing, owning and operating any related pipelines, interconnection or the like shall be mutually agreed by the Parties (in each Party’s sole and absolute discretion) except that GCE and its Affiliates will grant at no charge to EXXONMOBIL any real property rights (to the extent GCE or its Affiliates can legally grant such rights) that may be reasonably necessary to install any connecting pipeline on the Project site).

3.3

Operational Covenants. GCE will operate all loading facilities at the Project 24 hours a day, 7 days a week, subject to scheduled and unscheduled outages and Force Majeure.  Additionally, GCE agrees to comply with the terms of Schedule 3.3 attached hereto regarding communication of loading rack issues.

(i)

EXXONMOBIL shall be entirely responsible (at its sole risk, cost and expense) for loading and transporting the Renewable Diesel in trucks from the Delivery Point, which shall be after any transloading activities. EXXONMOBIL shall cause its transporters and contractors and their respective employees or its customers’ transporters and contractors and their respective employees to comply with all Applicable Law and all generally applicable access, loading, scheduling, environmental, health and safety, and insurance requirements put in place by GCE in connection with the operations of the Project.

(ii)	GCE shall be entirely responsible (at its sole risk, cost and expense) for loading and transporting the Renewable Diesel into rail tank wagons from the Delivery Point.

(iii)

EXXONMOBIL shall be responsible for delivery of rail tank wagons to the Project site in accordance with the Monthly Delivery Schedule. Once on site, GCE shall be responsible to move rail tank wagons as required within the Project site for product delivery.

3.4

Opportunity to Sell Renewable Jet Fuel.  At EXXONMOBIL’s written request, and provided that the Parties mutually determine that a sale of renewable jet fuel will benefit GCE and EXXONMOBIL (in each Party’s sole and absolute discretion), GCE shall make modifications to the refinery to supply renewable jet fuel meeting specifications and at pricing, in each case, mutually acceptable to both Parties (in each Party’s sole and absolute discretion).”

5.	The Parties agree to delete Section 4.5(b) in its entirety and replace it with the following:

[…***…]

6.	The Parties agree to add new Sections 4.7 and 4.8:

“4.7     Camelina Dedication and Content Requirements.  […***…]

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4.8      Disputes.  Any dispute arising under the provisions of Section 4.6, which cannot be amicably resolved by the Parties, may be submitted by either Party to binding expert determination pursuant to Section 13.2.”

7.	The Parties agree to delete Section 6.4 in its entirety and replace it with the following:

“6.4     Interest.  Amounts not paid by a Party to another Party when due (including any payments of disputed amounts under Section 6.3 above) under any provision of this Agreement shall bear interest at a per annum rate of interest equal to the lessor of (a) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, or (b) the maximum rate permitted by Applicable Law from the date such payment is due until and including the date of payment.”

8.	The Parties agree to add a new Section 13.2 as follows:

“13.2    Expert Determination.

(i)

Disputes submitted for expert determination shall be resolved by a single expert having substantial knowledge related to the dispute at issue (the “Expert”).  The Expert shall be selected by the mutual consent of the Parties; provided, that if they are unable to agree on a selection within ten (10) Business Days, then ExxonMobil and GCE shall each select one such proposed individual, and together the two individuals shall select an individual meeting the criteria above who will serve as the sole Expert for purposes of this Section 13.2.

(ii)

Each Party shall prepare a written proposal (each, a “Proposal”) setting forth its position with respect to the dispute at issue and documents and information supporting such position.  Each Party shall submit their Proposal to the Expert within thirty (30) days after the Expert is appointed.  The Expert shall hold each Proposal until both Parties have submitted their Proposal and then distribute them to all Parties as nearly simultaneously as practicable.

(iii)

The Parties intend for any expert determination conducted in accordance with this Section 13.2 to be “baseball style” arbitration, and the Expert shall be limited to choosing only one of the Proposals submitted by the Parties, without modification.

(iv)

The Expert shall base his or her decision solely upon the written Proposals of the Parties (and not on independent research of the Expert), and there shall not be a hearing or the opportunity to present additional information to the Expert.  If a Party fails to submit a Proposal in a timely manner, the Expert shall promptly adopt the Proposal submitted by the other Party.

(v)

The Expert shall use best efforts to issue a determination (the “Decision”) within a period of thirty (30) days after the deadline for receipt of Proposals.  Failure to do so shall not be a basis for challenging the award.  The Decision of the Expert shall be final and binding on the Parties.  The Parties shall comply with the Decision and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.  The Parties and the Expert shall treat all aspects of the expert determination proceedings as strictly confidential. The Parties intend that the provisions to arbitrate set forth in this Agreement be valid, enforceable and irrevocable.  The Party whose Proposal is not selected in the Decision shall be responsible for paying all costs and expenses of the Expert.  Each Party shall be responsible for the costs and expenses of its own attorneys and experts.”

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9.	The Parties agree to delete Schedule 1.1 in its entirety and replace it with a new Schedule 1.1 attached hereto and made a part hereof.

10.	The Parties agree to include a new Schedule 3.3 which is attached hereto and made a part hereof for all purposes.

11.	The terms and expressions defined in the Amendment shall have the same meanings used in the Agreement, unless expressly provided otherwise.

12.	Except as expressly provided in this Amendment, all other provisions of the Agreement shall remain in full force and effect and shall be binding on the Parties hereto.

13.

This Amendment may be executed in counterparts with the same effect as if all Parties have executed the same document, provided that no Party shall be bound to this Amendment until all Parties have executed a counterpart.

[Signature page to follow]

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IN WITNESS WHEREOF, the Amendment has been executed on behalf of the Parties, effective upon the date set forth above.

BAKERSFIELD RENEWABLE FUELS, LLC

By:	/s/ RICHARD PALMER

Name:	Richard Palmer

Title:

Date:

exxonmobil OIL CORPORATION

By:	/S/ GLORIA MONCADA

Name:	Gloria Moncada

Title:	VP Americas Fuels

Date:

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SCHEDULE 1.1

Renewable Diesel Specifications

[…***…]

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SCHEDULE 3.3

OUTAGE NOTIFICATION PROTOCOL

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